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                                                                   EXHIBIT 10.16

                IRON MOUNTAIN INCORPORATED 1997 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT

     This Stock Option Agreement and the attached Stock Option Schedule (together, the "Option Document") made as of the "Date of Grant" on the attached Stock Option Schedule (the "Schedule") by and between Iron Mountain Incorporated, a Pennsylvania corporation (the "Company"), and the Optionee.

                                WITNESSETH THAT:

     WHEREAS, the Company maintains the "Iron Mountain Incorporated 1997 Stock Option Plan," as amended (the "Plan"); and

     WHEREAS, the Stock Incentive Plan Subcommittee of the Compensation Committee (the "Committee") has authorized the grant of a stock option upon the terms and conditions set forth below and pursuant to the Plan, a copy of which is attached hereto and incorporated herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Optionee agree as follows.

     1. GRANT. Subject to the terms of the Plan and this Option Document, the Company hereby grants to the Optionee a stock option to purchase from the Company the amount of Common Stock shown as the "Total Number of Shares" on the Schedule. If so provided in the "Type of Option" as shown on the Schedule, this Option is intended to constitute an incentive stock option and to qualify for special federal income tax treatment under Section 422 of the Code.

     2. OPTION PRICE. This Option may be exercised at the "Exercise Price Per Share" shown on the Schedule, subject to adjustment as provided herein and in the Plan.

     3. TERM AND EXERCISABILITY OF OPTION. This Option shall expire on the "Last Date to Exercise" shown on the Schedule, unless the Option expires earlier pursuant to this Section 3 or any provision of the Plan. At any time before its expiration, this Option may be exercised to the extent vested, as shown on the Schedule, provided that:

          (a) at the time of exercise the Optionee is not in violation of any Employee Confidentiality and Non-Competition Agreement with the Company;

          (b) the Optionee's employment, contractual or other service relationship with the Company ("Relationship") must be in effect on a given date in order for any scheduled increment in vesting, as set forth in the "Vesting Schedule" on the Schedule, to become effective; and

          (c) this Option may not be exercised after the sixtieth (60th) day following the date of termination of the Relationship between the Optionee and the Company, except that if the Relationship terminates by reason of the Optionee's death or Disability, the

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     unexercised portion of the Option that is otherwise exercisable on the date of termination of the Relationship shall remain exercisable thereafter for one (1) year.

For purposes of this Section 3, the term "Company" refers to the Company and all Subsidiaries.

     In addition to the foregoing requirements, in no event shall the Option be exercised with respect to a fractional Share.

     4. METHOD OF EXERCISE. Prior to its expiration and to the extent that the right to purchase Shares has vested hereunder, this Option may be exercised from time to time by notice acceptable to the Company stating the number of Shares with respect to which this Option is being exercised and accompanied by either
(a) payment in full of the Option Price for the number of Shares to be delivered, by means of payment acceptable to the Company in accordance with
Section 8(d) of the Plan, or (b) a description of a "cashless exercise" procedure and such other documents and undertakings as are necessary to satisfy that procedure. The Company, or the Committee, may from time to time designate one or more forms or methods of providing notice of the exercise of an Option and in that event the Optionee agrees to utilize such form or method. As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a stock certificate or certificates for such Shares out of theretofore authorized but unissued shares or reacquired shares of its Common Stock as the Company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law. Payment of the Option Price may be made in cash or cash equivalents or, in accordance with the terms and conditions of Section 8(d) of the Plan, in whole or in part in shares of Common Stock of the Company; provided, however, that the Board of Directors reserves the right upon receipt of any written notice of exercise from the Optionee to require payment in cash with respect to the Shares contemplated in such notice. If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the Shares specified in such notice upon tender of delivery thereof, his right to exercise this Option with respect to such Shares not paid for may be terminated by the Company.

     5. WITHHOLDING TAXES. The Optionee hereby agrees, as a condition to any exercise of this Option, to provide to the Company an amount sufficient to satisfy the Company's obligation to withhold federal, state, local and other taxes arising by reason of such exercise (the "Withholding Amount"), if any, by
(a) authorizing the Company and/or any Subsidiary to withhold the Withholding Amount from his cash compensation or (b) remitting the Withholding Amount to the Company in cash; provided, however, that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company may at its election withhold from the Shares that would otherwise be delivered upon exercise of this Option that number of shares having a Fair Market Value on the date of exercise sufficient to eliminate any deficiency in the Withholding Amount; and provided, further, that the Fair Market Value of Shares withheld shall not exceed an amount in excess of the minimum required withholding.

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     6. NON-ASSIGNABILITY OF OPTION. This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the life of the Optionee, this Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of the Optionee's incapacity or by the person appointed by the Optionee in a durable power of attorney acceptable to the Company's counsel. Notwithstanding the foregoing, the Committee in its sole discretion may amend an outstanding Option to permit the transfer of such Option, without payment of consideration, to immediate family members of the Optionee and of trusts or partnerships for such family members.

     7. COMPLIANCE WITH SECURITIES ACT; LOCK-UP AGREEMENT. The Company shall not be obligated to sell or issue any shares of Common Stock or other securities pursuant to the exercise of this Option unless the Common Stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws. In the event shares or other securities shall be issued that shall not be so registered, the Optionee hereby represents, warrants and agrees that he will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel. The Optionee further hereby agrees that as a condition to the purchase of Shares upon exercise of this Option, he will execute an agreement in a form acceptable to the Company to the effect that the Shares shall be subject to any underwriter's lock-up agreement in connection with a public offering of any securities of the Company that may from time to time apply to shares held by officers and employees of the Company, and such agreement or a successor agreement must be in full force and effect.

     8. LEGENDS. The Optionee hereby acknowledges that the stock certificate or certificates evidencing shares of Common Stock or other securities issued pursuant to any exercise of this Option may bear a legend setting forth the restrictions on their transferability described in Section 7 hereof, if such restrictions are then in effect.

     9. RIGHTS AS STOCKHOLDER. The Optionee shall have no rights as a stockholder with respect to any shares covered by this Option until the date of issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     10. TERMINATION OR AMENDMENT OF PLAN. The Board of Directors may terminate or amend the Plan at any time. No such termination or amendment will affect rights and obligations under this Option, to the extent it is then in effect and unexercised.

     11. EFFECT UPON EMPLOYMENT AND PERFORMANCE OF SERVICES. Nothing in this Option or the Plan shall be construed to impose any obligation upon the Company or any Subsidiary to employ or utilize the services of the Optionee or to retain the Optionee in its employ or to engage or retain the services of the Optionee.

     12. TIME FOR ACCEPTANCE. Unless the Optionee shall evidence his acceptance of this Option by execution of the Schedule within thirty (30) days after its delivery to him, the Option shall be null and void.

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     13. NOTICE OF DISQUALIFYING DISPOSITION. The Optionee agrees to notify the
Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any Shares issued upon exercise of an ISO before the later of (a) the second anniversary of the date of grant of the Option and (b) the first anniversary of the date the shares were issued upon his exercise of the Option.

     14. RIGHT OF REPAYMENT. In the event that the Optionee accepts employment with or provides services for a competitor of the Company within two (2) years after the date of exercise of this Option or any portion of it, the Optionee shall pay to the Company an amount equal to the excess of the Fair Market Value of the Shares as of the date of exercise over the price paid for such Shares; provided, however, that the Committee in its discretion may release the Optionee from the requirement to make such payment, if the Committee determines that the Optionee's acceptance of such employment or performance of such services is not inimical to the best interests of the Company. The Company may deduct the amount of payment due under the preceding sentence from any compensation or other amount payable by the Company to the Optionee. For purposes of this Section 14, the term "Company" refers to the Company and all Subsidiaries.

     15. GENERAL PROVISIONS.

          (a) AMENDMENT; WAIVERS. This Option Document, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof, and except as otherwise permitted by the express terms of the Plan and this Option Document, it may not be modified or amended nor may any provision hereof be waived without a further written agreement duly signed by each of the parties; provided, however, that a modification or amendment that does not materially diminish the rights of the Optionee hereunder, as they may exist immediately before the effective date of the modification or amendment, shall be effective upon written notice of its provisions to the Optionee. The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

          (b) BINDING EFFECT. This Option Document shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

          (c) GOVERNING LAW. This Option Document shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law.

          (d) CONSTRUCTION. This Option Document is to be construed in accordance with the terms of the Plan. In case of any conflict between the Plan and this Option Document, the Plan shall control. The titles of the sections of this Option Document and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. Capitalized terms not defined herein shall have the meanings given to them in the Plan.

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          (e)  NOTICES. Any notice in connection with this Option Document shall be deemed to have been properly delivered if it is in writing and is delivered by hand or facsimile or sent by registered mail, postage prepaid, to the party addressed as follows, unless another address has been substituted by notice so given:

          To the Optionee:          To his address as set forth on the Schedule

          To the Company:           Iron Mountain Incorporated
                                    745 Atlantic Avenue
                                    Boston, Massachusetts 02111
                                    Attn: Chief Financial Officer

          (f) VERSION NUMBER. This document is Version 1 of the Stock Option Agreement.

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